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Exhibit 3.1

NEW POLARIS INC.

ARTICLES OF INCORPORATION

THIS IS TO CERTIFY THAT:

                   FIRST:    The undersigned, Ronald J. Lieberman, whose address is 399 Park Avenue, 18th Floor, New York, New York 10022, being at least 18 years of age, does hereby form a corporation under the general laws of the State of Maryland.

                   SECOND:    The name of the corporation (which is hereinafter called the "Corporation") is:

New Polaris Inc.

                   THIRD:    The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

                   FOURTH:    The address of the principal office of the Corporation in this State is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202.

                   FIFTH:    The name and address of the resident agent of the Corporation is CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202. The resident agent is a Maryland corporation.

                   SIXTH:

                   Section 6.1    Authorized Shares. The Corporation has authority to issue 1,500 shares of stock, consisting of 1,000 shares of Common Stock, $0.01 par value per share ("Class A Common Stock") and 500 shares of Performance Common Stock, $0.01 par value per share ("Performance Common Stock" and together with the Class A Common Stock, the "Common Stock"). The Board of Directors of the Corporation (the "Board of Directors") may reclassify any unissued shares of stock of the Corporation from time to time in one or more classes or series of stock. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to this Article SIXTH, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. The Board of Directors, with the approval of a majority of the entire Board of Directors and without any action by the stockholders of the Corporation, may amend the charter of the Corporation (the "Charter") from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue. The rights of all stockholders and the terms of all stock are subject to the provisions of the Charter and the Bylaws of the Corporation (the "Bylaws")

                   Section 6.2    Class A Common Stock.

                               Section 6.2.1 Voting Rights. Each share of Class A Common Stock shall entitle the holder thereof to one vote.

                               Section 6.2.2 Dividends and other Distributions. The Board of Directors may from time to time authorize and the Corporation shall declare to the holders of Class A Common Stock such dividends or other distributions in cash or other assets of the Corporation or in securities of the Corporation or from any other source as the Board of Directors in its discretion shall determine, but only out of funds legally available therefor.

                               Section 6.2.2 Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, the holders of Class A Common Stock shall be entitled to participate, together with the holders of shares of any other class or series of stock now existing or hereafter classified or reclassified not having a preference over Class A Common Stock as to distributions in the liquidation, dissolution or winding up of the Corporation, in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class or series of stock having preferences over the Class A Common Stock as to distributions in the event of dissolution, liquidation or winding up of the Corporation.

                               Section 6.2.3 Equal Status. Except as expressly provided in this Article SIXTH, Class A Common Stock and Performance Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters.

                   Section 6.3    Performance Common Stock.

                               Section 6.3.1 Voting Rights. Except as may otherwise be specified in the Charter, the holders of shares of Performance Common Stock shall have no voting rights. Notwithstanding the foregoing, the consent of the holders of a majority of the shares of Performance Common Stock, voting as a separate class, shall be required for any amendment to the Charter that would increase or decrease the aggregate number of shares of Performance Common Stock, increase or decrease the par value of the shares of Performance Common Stock, or alter or change the powers, preferences, or special rights of the Performance Common Stock so as to affect them adversely; provided, that an amendment to the Charter to increase or decrease the number of authorized shares of Performance Common Stock (but not below the number of shares thereof then outstanding) may be adopted by resolution adopted by the Board. The holders Performance Common Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. On any matter on which the holders of Performance Common Stock (in their capacity as such) shall have the right to vote, each holder of record of shares of Performance Common Stock on the relevant record date shall be entitled to cast one vote in person or by proxy for each share of Performance Common Stock standing in such holder's name on the stock transfer records of the Corporation.

                               Section 6.4.2 Dividends and Other Distributions; The Board of Directors may cause dividends to be paid to the holders of shares of Performance Common Stock out of funds legally available for the payment of dividends by declaring an amount per share as a dividend. When and as dividends are declared on the Class A Common Stock, whether payable in cash, in property or in shares of stock or other securities of the Corporation, the holders of Performance Common Stock shall be entitled to share, ratably according to the number of shares of Performance Common Stock held by them, in such dividends; provided, that dividends shall not be declared on Performance Common Stock unless dividends are declared concurrently on shares of Class A Common Stock, and any per share dividend declared on Performance Common Stock shall in no case exceed the per share dividend declared on shares of Class A Common Stock at the time such dividends on the Performance Common Stock are declared. If the Corporation in any manner subdivides or combines the outstanding shares of Class A Common Stock, the outstanding shares of Performance Common Stock will be subdivided or combined in the same manner.

                               Section 6.4.3 Conversion. Each share of Performance Common Stock shall be convertible into one fully paid and nonassessable share of Class A Common Stock at the election of the holder, but subject to such terms and conditions, if any, relating to the conversion of Performance Common Stock as set forth by the Board of Directors of the Corporation or the Board of Directors of any predecessor (by merger or otherwise) of the Corporation. The Corporation will at all times reserve and keep available, solely for the purpose of issue upon conversion of the outstanding shares of Performance Common Stock, such number of shares of Class A Common Stock as shall be issuable upon the conversion of all such outstanding shares of Performance Common Stock. The Corporation covenants that all shares of Class A Common Stock which shall be issued upon conversion of the shares of Performance Common Stock will, upon issue, be fully paid and nonassessable and not entitled to any preemptive rights.

                               Section 6.4.4 Equal Status. Except as expressly provided in this Article SIXTH, Class A Common Stock and Performance Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters.

                   SEVENTH: The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation is one, which number may be increased or decreased only by the Board of Directors pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law (the "MGCL"). The name of the director who shall serve until the first annual meeting of stockholders and until his successor is duly elected and qualifies is:

David T. Hamamoto

Any vacancy on the Board of Directors may be filled in the manner provided in the Bylaws.

                   EIGHTH:    (a)    The Corporation reserves the right to make any amendment of the Charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in the Charter, of any shares of outstanding stock.

                                          (b)    The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable

(or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the MGCL, the Charter or the Bylaws.

                                          (c)    Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

                                          (d)    The determination as to any of the following matters, made by or pursuant to the direction of the Board of Directors consistent with the Charter, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any class or series of stock of the Corporation; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or of any shares of stock of the Corporation; the number of shares of stock of any class of the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; or any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board of Directors.

                                          (e)    Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting by consent, in writing or by electronic transmission, in any manner and by any vote permitted by the MGCL and set forth in the Bylaws.

                                          (f)    The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, trustee, partner, managing member or manager of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

                   NINTH:    Except as may be provided by a contract approved by the Board of Directors, no holder of shares of stock of the Corporation shall have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell. Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board of Directors, upon the affirmative vote of a majority of the Board of Directors, shall determine that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

                   TENTH:    To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article TENTH, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article TENTH, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

(signature page follows)

                   IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this 31st day of May, 2016.

/s/ Ronald J. Lieberman Name: Ronald J. Lieberman Incorporator

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  Exhibit 3.1
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